Exhibit 99.2

Mr. Robert D. Kunisch
23 Treadwell Court
Lutherville, MD  21093

July 24, 2008

Board of Directors
CSX Corporation
500 Water Street
Jacksonville, Florida 32202

I hereby tender my resignation as a director of CSX Corporation (the “Company”) effective at such time as Gilbert H. Lamphere advises either Michael Ward or Ned Kelly that, as required by Section 13.1-675E of the Virginia Stock Corporation Act, he consents to be elected to the board of directors of the Company by the board of directors.

July 24, 2008	/s/ Robert D. Kunisch Robert D. Kunisch